Exhibit 5.1

January 29, 2020

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Safe-T Group Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the offering for resale by the selling shareholders listed therein of up to 3,790,804 American Depositary Shares or ADSs, each representing forty ordinary shares, no par value, of the Company (the “Ordinary Shares”), including (i) 1,431 ADSs (the “Series B Warrants ADSs”) issuable upon the exercise of Series B warrants (the “Series B Warrants”), pursuant to a warrant exchange agreement dated January 22, 2019; (ii) 131,866 ADSs (the “NetNut ADSs”) issued pursuant to a Share and Asset Purchase Agreement dated April 4, 2019; (iii) (a) 651,281 ADSs (the “April 2019 Debentures ADSs”), issuable upon the conversion of debentures including accrued interest (the “April 2019 Financing Debentures”), and (b) 952,872 ADSs (the “April 2019 Warrants ADSs”) issuable upon the exercise of warrants (the “April 2019 Financing Warrants”), pursuant to a Securities Purchase Agreement, dated April 9, 2019 (the “April 2019 Securities Purchase Agreement”); (iv) (a) 143,688 ADSs (the “August 2019 Debentures ADSs”) issuable upon the conversion of debentures including accrued interest (the “August 2019 Financing Debentures”), and (b) 126,984 ADSs (the “August 2019 Warrants ADSs”) issuable upon the exercise of warrants (the “August 2019 Financing Warrants”), pursuant to a Securities Purchase Agreement, dated August 30, 2019 (the “August 2019 Securities Purchase Agreement”); (v) (a) 181,159 ADSs (the “October 2019 Debentures ADSs”) issuable upon the conversion of debentures including accrued interest (the “October 2019 Financing Debentures”), and (b) 158,730 ADSs (the “October 2019 Warrants ADSs”) issuable upon the exercise of warrants (the “October 2019 Financing Warrants”), pursuant to a Securities Purchase Agreement, dated October 31, 2019 (the “October 2019 Securities Purchase Agreement”); (vi) (a) 489,968 ADSs (the “December 2019 Debentures ADSs”) issuable upon the conversion of debentures including accrued interest (the “December 2019 Financing Debentures”), and (b) 422,912 ADSs (the “December 2019 Warrants ADSs”) issuable upon the exercise of warrants (the “December 2019 Financing Warrants”), pursuant to a Securities Purchase Agreement, dated December 23, 2019 (the “December 2019 Securities Purchase Agreement”); and (vii) 529,553 ADSs (the “December 2019 Additional Warrants ADSs”) issuable upon the exercise of warrants issued on December 26, 2019 (the “December 2019 Additional Financing Warrants”; Series B Warrants, April 2019 Financing Warrants, August 2019 Financing Warrants, October 2019 Financing Warrants, December 2019 Financing Warrants and December 2019 Additional Financing Warrants collectively, the “Warrants”; Series B Warrants ADSs, April 2019 Warrants ADSs, August 2019 Warrants ADSs, October 2019 Warrants ADSs, December 2019 Warrants ADSs and December 2019 Additional Warrants ADSs collectively, the “Warrants ADSs”; April 2019 Financing Debentures, August 2019 Financing Debentures, October 2019 Financing Debentures and December 2019 Financing Debentures collectively, the “Debentures”; April 2019 Debentures ADSs, August 2019 Debentures ADSs, October 2019 Debentures ADSs and December 2019 Debentures ADSs, collectively the “Debentures ADSs”; April 2019 Securities Purchase Agreement, August 2019 Securities Purchase Agreement, October 2019 Securities Purchase Agreement and December 2019 Securities Purchase Agreement collectively, the “Securities Purchase Agreements”; the securities listed above collectively, the “Securities”). The Securities to be offered and sold pursuant to a registration statement on Form F-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) on or about January 29, 2020 under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon their respective issuance in accordance with the terms of the respective Securities Purchase Agreement, Debenture and Warrant (a) the Ordinary Shares underlying the Debentures ADSs to be issued as described in the Registration Statement and the Prospectus have been duly authorized, and, upon conversion of the Debentures and payment of the conversion price in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and (b) the Ordinary Shares underlying the Warrants ADSs, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the respective Securities Purchase Agreement and Warrant, will be duly authorized and validly issued, fully paid and non-assessable; (ii) the Ordinary Shares underlying the NetNut ADSs have been duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely yours,

/s/ Lipa Meir & Co

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL